EXHIBIT 10.2

AuthenTec, Inc.
Stock Option Certificate
THIS CERTIFIES THAT           (the “Employee”) has been awarded under the AuthenTec, Inc. 2004 Stock Incentive Plan (the “Plan”), incentive stock options (each, an “Option” or collectively, the “Options”) to purchase           shares of Common Stock, par value $0.01 per share (“Common Stock”) of AuthenTec, Inc., a Delaware corporation (the “Company”), at a price of $  per share (the “Exercise Price”). This Certificate constitutes part of and is subject to the terms and provisions of the attached Incentive Stock Option Grant Agreement (the “Agreement”), which is incorporated by reference herein.

Grant Date:	Initial Vesting Date:
Expiration Date: The Options expire at 5:00 p.m. Eastern Time on the last business day prior to the tenth anniversary of the Initial Vesting Date (the “Expiration Date”), unless fully exercised or terminated earlier.
Vesting Schedule: The Options vest and become exercisable in accordance with the vesting schedule below, subject to the terms and conditions described in the Agreement:
(a)	25% of the Options vest and become exercisable on the first anniversary of the Initial Vesting Date, and

(b)	1/48th of the Options vest and become exercisable on the date one month after the first anniversary date of the Initial Vesting Date and on such date every month thereafter, through the fourth anniversary of the Initial Vesting Date.
The extent to which the Options are vested and exercisable as of a particular vesting date is rounded down to the nearest whole share. However, vesting is rounded up to the nearest whole share on the fourth anniversary of the Initial Vesting Date.
IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by its duly authorized officer on this            day of

AUTHENTEC, INC.:
By:

The undersigned hereby acknowledges that he/she has carefully read the attached Agreement and the Plan and agrees to be bound by all of the provisions set forth in such documents.

EMPLOYEE:

Date:

Enclosures:	Incentive Stock Option Grant Agreement AuthenTec, Inc. 2004 Stock Incentive Plan Stock Restriction Agreement Exercise Form

Incentive Stock Option Grant Agreement
Under The
AuthenTec, Inc. 2004 Stock Incentive Plan
          1. Terminology.     All capitalized words that are not defined in this Agreement have the meanings ascribed to them in the Plan. For purposes of this Agreement, the terms below have the following meanings:
               (a)     “Cause” has the meaning ascribed to such term or words of similar import in the Employee’s written employment or service contract with the Company and, in the absence of such agreement or definition, means the Employee’s (i) material breach of any written employment, consulting, advisory, proprietary information, nondisclosure or other agreement with the Company and his or her subsequent failure to cure such breach to the satisfaction of the Board within thirty (30) days following written notice of such breach to the Employee by the Company; (ii) conviction of, or entry of a plea of guilty or nolo contendere to, a felony or any misdemeanor involving moral turpitude if the Board reasonably determines that such conviction or plea materially adversely affects the Company; (iii) commission of an act of fraud or dishonesty by the Employee if the Board reasonably determines that such act materially adversely affects the Company; or (iv) intentional damage or destruction of substantial property of the Company. The determination of “cause” shall be made by the Board and its determination shall be final and conclusive.
               (b)     “Change in Control” means: the earliest to occur of (i) a merger or consolidation to which the Company is a party and which results in, or is effected in connection with, a change in ownership of a majority of the outstanding shares of voting stock of the Company, (ii) any sale or transfer of all or substantially all of the assets of the Company to an unaffiliated third party, (iii) the sale by the stockholders of the Company of a majority of the voting stock of the Company to an unaffiliated third party or (iv) a liquidation or dissolution of the Company.
               (c)     “Company” includes AuthenTec, Inc. and its Affiliates, except where the context otherwise requires.
               (d)     “Good Reason” has the meaning ascribed to such term or words of similar import in the Employee’s written employment or service contract with the Company and, in the absence of such agreement or definition, means any of the following that occurs coincident with or following a Change in Control, if not cured and corrected by the Company or its successor within 10 business days after written notice thereof by the Employee to the Company or its successor: (i) any change in the Employee’s title or position that constitutes a material diminution in authority as compared to the authority of the Employee’s title or position immediately prior to the occurrence of the Change in Control; (ii) any material reduction in the Employee’s annual base salary as in effect on the effective date of the Change in Control; (iii) a substantial diminution in the Employee’s duties and responsibilities (other than a change due to the Employee’s Total and Permanent Disability or as an accommodation under the Americans With Disabilities Act); or (iv) any requirement that the Employee relocate, by more than 100 miles, the principal location from which he performs services for the Company as compared to such location immediately prior to the occurrence of the Change in Control; provided, however, that no diminution of title, position, duties or responsibilities shall be deemed to occur solely because the Company becomes a subsidiary of another corporation or entity or because there has been a change in the reporting hierarchy incident thereto involving the Employee.

               (e)     “Option Shares” mean the shares of Common Stock underlying the Options.
               (f)     “Total and Permanent Disability” means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months. The Administrator may require such proof of Total and Permanent Disability as the Administrator in its sole discretion deems appropriate and the Administrator’s good faith determination as to whether the Employee is totally and permanently disabled will be final and binding on all parties concerned.
          2. Vesting.
               (a)     The Options vest in accordance with the vesting schedule identified in the Stock Option Certificate which is attached hereto and constitutes a part of the Agreement (the “Vesting Schedule”), so long as the Employee is in the continuous employ of, or in a service relationship with, the Company from the Grant Date through the applicable date upon which vesting is scheduled to occur. No vesting will accrue to any Options after the Employee ceases to be in either an employment or other service relationship with the Company.
               (b)     Except to the extent that the Options have earlier terminated or become fully vested, including by way of the provisions of Section 10(c) of this Agreement, the lesser of 25% of the Options or the remaining unvested Options shall become vested upon the termination date of the Employee’s employment or other service relationship with the Company if (i) the Company or its successor terminates the Employee without Cause or the Employee terminates with Good Reason, and (ii) such termination occurs coincident with or within one year following a Change in Control.
               (c)     Unless the Options have earlier terminated, if before the Employee has vested in any Options, his or her employment or other service relationship with the Company terminates due to death or Total and Permanent Disability, then as of such termination a number of Options will be vested equal to (i) the total number of Options granted under this Agreement as specified on the Stock Option Certificate, multiplied by (ii) 25%, multiplied by (iii) a fraction, the numerator of which is the total number of days measured from the Employee’s date of hire to the date that the employment or other service relationship ceased and the denominator of which is 365.
          3. Exercise of Options.
               (a)     Right to Exercise. The Employee may exercise the Options to the extent vested at any time on or before the Expiration Date or the earlier termination of the Options, unless otherwise provided in this Agreement. Section 4 below describes certain limitations on exercise of the Options that apply in the event of the Employee’s death, Total and Permanent Disability, or termination of employment or other service relationship with the Company. The Options may be exercised only in multiples of whole shares and may not be exercised at any one time as to fewer than one hundred shares (or such lesser number of shares as to which the Options are then exercisable). No fractional shares will be issued under the Options.
               (b)     Exercise Procedure. In order to exercise the Options, the following items must be delivered to the Secretary of the Company before the expiration or termination of the Options: (i) an exercise notice, in such form as the Administrator may require from time to time, specifying the number of Option Shares to be purchased, (ii) full payment of the Exercise Price for such Option Shares or properly executed, irrevocable instructions, in such form as the Administrator may require from time to time, to effectuate a broker-assisted cashless exercise, each in accordance with Section 3(c) of this Agreement, and (iii) an executed copy of any other agreements requested by the Administrator pursuant to Section 3(d) of this Agreement. An exercise will not be effective until all of the foregoing items are received by the Secretary of the Company.
               (c)     All Shares acquired by the Optionee upon exercise of the Option, whether before or after termination of the Optionee’s employment with the Company or a related corporation, and all other Shares or other securities of the Company issued as a dividend on such Shares or as a result of a stock split, recapitalization or similar transaction shall be considered acquired upon exercise of the Option and shall be subject to and Optionee agrees:
     a.     that all Shares shall be deposited in and made subject to the terms and conditions of that certain Voting Trust Agreement in the form attached hereto as Exhibit B (the “Voting Trust Agreement”) to be held for the benefit of the Optionee pursuant to the terms thereof; and
     b. in addition to any other legend required by law or agreement, each certificate evidencing the Shares now or hereafter owned by the Optionee, his or her successors, and assigns, shall be stamped or otherwise imprinted with a legend to the following effect:
SALE, TRANSFER, OR HYPOTHECATION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY THE PROVISIONS OF THE EMPLOYEE STOCK OPTION AGREEMENT AMONG THE UNDERSIGNED AND THE COMPANY, A COPY OF WHICH MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE COMPANY, AND ALL THE PROVISIONS OF WHICH ARE INCORPORATED BY REFERENCE IN THIS CERTIFICATE. THE AGREEMENT PROVIDES, AMONG OTHER THINGS, FOR TRANSFER RESTRICTIONS AND SUBJECTS THE SHARES TO A VOTING TRUST AGREEMENT BY ACCEPTING THE SHARES OF STOCK EVIDENCED BY THIS CERTIFICATE THE HOLDER OF THIS CERTIFICATE AGREES TO BE BOUND BY SAID AGREEMENTS.
               A copy of this Agreement shall be delivered to the Secretary of the Company, and shall be shown to any shareholder making inquiry about it.
               (d)     Method of Payment. Payment of the Exercise Price may be made by delivery of cash, certified or cashier’s check, money order or other cash equivalent acceptable to the Administrator in its discretion, a broker-assisted cashless exercise in accordance with Regulation T of the Board of Governors of the Federal Reserve System through a brokerage firm approved by the Administrator, or a combination of the foregoing. In addition, payment of the Exercise Price may be made by any of the following methods, or a combination thereof, as determined by the Administrator in its discretion at the time of exercise:
     (i) by tender (via actual delivery or attestation) to the Company of other shares of Common Stock of the Company which have a Fair Market Value on the date of tender equal to the Exercise Price, provided that such shares have been owned by the Employee for a period of at least six months free of any substantial risk of forfeiture or were purchased on the open market without assistance, direct or indirect, from the Company;
     (ii) by withholding of Option Shares otherwise issuable pursuant to the exercise which have a Fair Market Value on the date of exercise equal to the Exercise Price; or
     (iii) by any other method approved by the Administrator.

               (e)     Agreement by Employee to Execute Other Agreements. The Employee hereby agrees to execute, as a condition precedent to the exercise of the Options and at any time thereafter as may reasonably be requested by the Administrator, a Voting Trust Agreement, substantially in the form, and containing the terms and provisions, of the Voting Trust Agreement attached hereto as Exhibit B, with respect to any Option Shares acquired by the Employee pursuant to this Agreement; provided, however, that execution of the Voting Trust Agreement will not be required upon any exercise of the Options that occurs after the closing of the first public offering of capital stock of the Company that is effected pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933 or, if later, the expiration of any market stand-off agreement that applies to other shareholders of the Company respecting such public offering of capital stock.
               (f)     Issuance of Shares upon Exercise. Upon exercise of the Options in accordance with the terms of this Agreement, the Company will issue to the Employee, the brokerage firm specified in the Employee’s delivery instructions pursuant to a broker-assisted cashless exercise, or such other person exercising the Options, as the case may be, the number of shares of Common Stock so paid for, in the form of fully paid and nonassessable stock. The Company will deliver stock certificates for the Option Shares as soon as practicable after exercise, which certificates will, unless such Option Shares are registered or an exemption from registration is available under applicable federal and state law, bear a legend restricting transferability of such shares and referencing any applicable Stock Restriction Agreement.
          4. Termination of Employment or Service.
               (a)     Exercise Period Following Cessation of Employment or Other Service Relationship, In General. If the Employee ceases to be employed by, or in a service relationship with, the Company for any reason other than death, Total and Permanent Disability, or discharge for Cause, (i) the unvested Options, after giving effect to the provisions of Section 2 of this Agreement, terminate immediately upon such cessation, and (ii) the vested Options remain exercisable during the 90-day period following such cessation, but in no event after the Expiration Date. Unless sooner terminated, the vested Options terminate upon the expiration of such 90-day period.
               (b)     Disability of Employee. Notwithstanding the provisions of Section 4(a) above, if the Employee ceases to be employed by, or in a service relationship with, the Company as a result of the Employee’s Total and Permanent Disability, (i) the unvested Options, after giving effect to the provisions of Section 2 of this Agreement, terminate immediately upon such cessation, and (ii) the vested Options remain exercisable during the one-year period following such cessation, but in no event after the Expiration Date. Unless sooner terminated, the vested Options terminate upon the expiration of such one-year period.
               (c)     Death of Employee. If the Employee dies prior to the expiration or other termination of the Options, (i) the unvested Options, after giving effect to the provisions of Section 2 of this Agreement, terminate immediately upon the Employee’s death, and (ii) the vested Options remain exercisable during the one-year period following the Employee’s death, but in no event after the Expiration Date, by the Employee’s executor, personal representative, or the person(s) to whom the Options are transferred by will or the laws of descent and distribution. Unless sooner terminated, the vested Options terminate upon the expiration of such one-year period.
               (d)     Misconduct. Notwithstanding anything to the contrary in this Agreement, the Options terminate in their entirety, regardless of whether the Options are vested, immediately upon the Employee’s discharge of employment or other service relationship for Cause or upon the Employee’s commission of any of the following acts during any period following the cessation of employment or other service relationship during which the Options otherwise would be exercisable: (i) fraud on or misappropriation of any funds or property of the Company, or (ii) breach by the Employee of any provision of any employment, non-disclosure, non-competition, non-solicitation, assignment of inventions, or other similar agreement executed by the Employee for the benefit of the Company, as determined by the Administrator, which determination will be conclusive.
               (e)     Change in Status. If the Employee’s relationship with the Company ceases to be a “common law employee” relationship but the Employee continues to provide bona fide services to the Company following such cessation in a different capacity, including without limitation as a director, consultant or independent contractor, then a termination of employment or other service relationship shall not be deemed to have occurred for purposes of this Section 4 upon such change in relationship. Notwithstanding the foregoing, the Options shall not be treated as incentive stock options within the meaning of Code section 422 with respect to any exercise that occurs more than three months after such cessation of the common law employee relationship (except as otherwise permitted under Code section 421 or 422).
          5. Non-Competition.
               (a)     During Employee’s term of employment with the Company and for twelve (12) months after termination thereof, whether with or without cause, Employee will not directly or indirectly (i) as an individual proprietor, partner, stockholder, officer, employee, director, joint venturer, investor, lender, or in any other capacity whatsoever (other than as the holder of not more than five percent (5%) of the total outstanding stock of a publicly-held company), engage in any business activity that directly competes with the Company, or is based on technology of the kind or type acquired, developed or being developed, produced, marketed, distributed, planned, furnished or sold by the Company while Employee was employed by the Company; (ii) recruit, solicit or induce, or attempt to induce, any employees of the Company to terminate their employment with, or otherwise cease their relationship with, the Company; or (iii) solicit, divert, reduce, take away, or attempt to divert, reduce or take away, the business or patronage (with respect to products or services of the kind or type developed, produced, marketed, furnished or sold by the Company) of any of the Company’s clients, customers, or accounts, or prospective clients, customers or accounts, that were contacted, solicited or served by Employee while employed by the Company.
               (b)     Employee acknowledges that the covenant in Section 5(a) has a unique, very substantial and immeasurable value to the Company. Employee acknowledges and agrees that the products and services developed by the Company are or are intended to be marketed and licensed to customers worldwide. Employee further acknowledges and agrees to the reasonableness of this covenant not to compete and the reasonableness of the geographic area and duration of time which are a part of said covenant. Employee also acknowledges and agrees that this covenant will not prevent Employee from becoming gainfully employed, or otherwise earning a livelihood following termination of employment with the Company.
          6. Market Stand-Off Agreement. The Employee agrees that following the effective date of a registration statement of the Company filed under the Securities Act of 1933, the Employee, for the duration specified by and to the extent requested by the Company and an underwriter of Common Stock or other securities of the Company, shall not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such securities, whether any such aforementioned transaction is to be settled by delivery of such securities or other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, in each case during the seven days prior to and the 180 days after the effectiveness of any underwritten offering of the Company’s equity securities (or such longer or shorter period as may be requested in writing by the managing underwriter and agreed to in writing by the Company) (the “Market Stand-Off Period”), except as part of such underwritten registration if otherwise permitted. In addition, the Employee agrees to execute any further letters, agreements and/or other documents requested by the Company or its underwriters which are consistent with the terms of this Section 5. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Stand-Off Period.
          7. Nontransferability of Options. These Options are nontransferable otherwise than by will or the laws of descent and distribution and during the lifetime of the Employee, the Options may be exercised only by the Employee or, during the period the Employee is under a legal disability, by the Employee’s guardian or legal representative. Except as provided above, the Options may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.
          In the event the employment or other service relationship of the Employee with the Company or a related corporation is terminated for Cause, the Company shall have an irrevocable exclusive option for a period ending 60 days after such termination to repurchase any or all Shares acquired upon exercise of the Option and held by the Employee at such time at a price equal to the original price per Option Share paid by the Employee (as adjusted for subsequent stock splits, stock dividends or similar transactions).
          8. Qualified Nature of the Options. The Options are intended to qualify as incentive stock options within the meaning of Code section 422 (“Incentive Stock Options”), to the fullest extent permitted by Code section 422, and this Agreement shall be so construed. Pursuant to Code section 422(d) the aggregate fair market value (determined as of the Grant Date) of shares of Common Stock with respect to which all Incentive Stock Options first become exercisable by the Employee in any calendar year under the Plan or any other plan of the Company (and its parent and subsidiary corporations, within the meaning of Code section 424(e) and (f), as may exist from time to time) may not exceed $100,000 or such other amount as may be permitted from time to time under Code section 422. To the extent that such aggregate fair market value exceeds $100,000 or other applicable amount in any calendar year, such stock options will be treated as nonstatutory stock options with respect to the amount of aggregate fair market value thereof that exceeds the Code section 422(d) limit. For this purpose, the Incentive Stock Options will be taken into account in the order in which they were granted. In such case, the Company may designate the shares of Common Stock that are to be treated as stock acquired pursuant to the exercise of Incentive Stock Options and the shares of Common Stock that are to be treated as stock acquired pursuant to nonstatutory stock options by issuing separate certificates for such shares and identifying the certificates as such in the stock transfer records of the Company.
          Notwithstanding anything herein to the contrary, if the Employee owns, directly or indirectly through attribution, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its subsidiaries (within the meaning of Code section 424(f)) on the Grant Date, then the Exercise Price is the greater of (a) the Exercise Price stated on the Stock Option Certificate which is attached hereto and constitutes a part of this Agreement or (b) 110% of the Fair Market Value of the Common Stock on the Grant Date, and the Expiration Date is the last business day prior to the fifth anniversary of the Grant Date.
          Code section 422 provides additional limitations respecting the treatment of these Options as Incentive Stock Options.

          9. Notice of Disqualifying Disposition. If the Employee makes a disposition (as that term is defined in Code section 424(c)) of any Option Shares acquired pursuant to these Options within two years of the Grant Date or within one year after the Option Shares are transferred to the Employee, the Employee agrees to notify the Administrator of such disposition in writing within 30 days of the disposition.
          10. Withholding of Taxes. At the time the Options are exercised, in whole or in part, or at any time thereafter as requested by the Company, the Employee hereby authorizes withholding from payroll or any other payment of any kind due the Employee and otherwise agrees to make adequate provision for foreign, federal, state and local taxes required by law to be withheld, if any, which arise in connection with the Options (including upon a disqualifying disposition within the meaning of Code section 421(b)). The Company may require the Employee to make a cash payment to cover any withholding tax obligation as a condition of exercise of the Options or issuance of share certificates representing Option Shares.
          The Administrator may, in its sole discretion, permit the Employee to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with the Options either by electing to have the Company withhold from the shares to be issued upon exercise that number of shares, or by electing to deliver to the Company already-owned shares, in either case having a Fair Market Value equal to the amount necessary to satisfy the statutory minimum withholding amount due.
          11. Adjustments for Corporate Transactions and Other Events.
               (a)     Stock Dividend, Stock Split and Reverse Stock Split. Upon a stock dividend of, or stock split or reverse stock split affecting, the Common Stock, the number of shares covered by and the exercise price and other terms of the Options, shall, without further action of the Board, be adjusted to reflect such event unless the Board determines, at the time it approves such stock dividend, stock split or reverse stock split, that no such adjustment shall be made. The Administrator may make adjustments, in its discretion, to address the treatment of fractional shares and fractional cents that arise with respect to the Options as a result of the stock dividend, stock split or reverse stock split.
               (b)     Non-Change in Control Transactions. Except with respect to the transactions set forth in Section 10(a), in the event of any change affecting the Common Stock, the Company or its capitalization, by reason of a spin-off, split-up, dividend, recapitalization, merger, consolidation or share exchange, other than any such change that is part of a transaction resulting in a Change in Control, the Administrator, in its discretion and without the consent of the Employee, shall make any adjustments in the Options, including but not limited to modifying the number, kind and price of securities subject to the Options.
               (c)     Change in Control Transactions. In the event of any transaction resulting in a Change in Control, the Options will terminate upon the effective time of any such Change in Control unless provision is made in connection with the transaction in the sole discretion of the parties thereto for the continuation or assumption of the Options, or the substitution of the Options with new options of the surviving or successor entity or a parent thereof. In the event of such termination, (A) the outstanding Options that will terminate upon the effective time of the Change in Control shall become fully vested immediately before the effective time of the Change in Control, and (B) the Employee will be permitted, immediately before the Change in Control, to exercise all portions of such Options that are then exercisable or which become exercisable upon or prior to the effective time of the Change in Control. If, immediately before the Change in Control, no stock of the Company is readily tradeable on an established securities market or otherwise, and the vesting of the Options pursuant to this Section 10(c) would be treated as a “parachute payment” (as defined in section 280G of the Code), then such Options shall not vest unless the requirements of the shareholder approval exemption of section 280G(b)(5) of the Code have been satisfied with respect to such Options.
               (d)     Adjustments for Unusual Events. The Administrator is authorized to make, in its discretion and without the consent of the Employee, adjustments in the terms and conditions of, and the criteria included in, the Options in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Options or the Plan.
               (e)     Binding Nature of Adjustments. Adjustments under this Section 10 will be made by the Administrator, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued pursuant to the Options on account of any such adjustments. The terms and conditions of this Agreement shall apply with equal force to any additional and/or substitute securities received by the Employee pursuant to this Section 10 in exchange for, or by virtue of the Employee’s ownership of, the Options or the Option Shares, except as otherwise determined by the Administrator.
          12. Confidential Information. In consideration of the Options granted to the Employee pursuant to this Agreement, the Employee agrees and covenants that, except as specifically authorized by the Company, the Employee will keep confidential any trade secrets or confidential or proprietary information of the Company which are now or which hereafter may become known to the Employee as a result of the Employee’s employment by or other service relationship with the Company, and shall not at any time, directly or indirectly, disclose any such information to any person, firm, Company or other entity, or use the same in any way other than in connection with the business of the Company, at all times during and after the Employee’s employment or other service relationship. The provisions of this Section 11 shall not narrow or otherwise limit the obligations and responsibilities of the Employee set forth in any agreement of similar import entered into between the Employee and the Company.
          13. Non-Guarantee of Employment or Service Relationship. Nothing in the Plan or this Agreement shall alter the at-will or other employment status or other service relationship of the Employee, nor be construed as a contract of employment or service relationship between the Company and the Employee, or as a contractual right of Employee to continue in the employ of, or in a service relationship with, the Company for any period of time, or as a limitation of the right of the Company to discharge the Employee at any time with or without cause or notice and whether or not such discharge results in the failure of any Options to vest or any other adverse effect on the Employee’s interests under the Plan.
          14. No Rights as a Stockholder. The Employee shall not have any of the rights of a stockholder with respect to the Option Shares until such shares have been issued to him or her upon the due exercise of the Options. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such shares are issued.
          15. The Company’s Rights. The existence of the Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

          16. Employee. Whenever the word “Employee” is used in any provision of this Agreement under circumstances where the provision should logically be construed, as determined by the Administrator, to apply to the estate, personal representative, or beneficiary to whom the Options may be transferred by will or by the laws of descent and distribution, the word “Employee” shall be deemed to include such person.
          17. Notices. All notices and other communications made or given pursuant to this Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by certified mail, addressed to the Employee at the address contained in the records of the Company, or addressed to the Administrator, care of the Company for the attention of its Corporate Secretary at its principal office or, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.
          18. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the Options granted hereunder. Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement with respect to the Options granted hereunder shall be void and ineffective for all purposes.
          19. Amendment. This Agreement may be amended from time to time by the Administrator in its discretion; provided, however, that this Agreement may not be modified in a manner that would have a materially adverse effect on the Options or Option Shares as determined in the discretion of the Administrator, except as provided in the Plan or in a written document signed by each of the parties hereto.
          20. Conformity with Plan. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. In the event of any ambiguity in this Agreement or any matters as to which this Agreement is silent, the Plan shall govern. A copy of the Plan is provided to you with this Agreement.
          21. Governing Law. The validity, construction and effect of this Agreement, and of any determinations or decisions made by the Administrator relating to this Agreement, and the rights of any and all persons having or claiming to have any interest under this Agreement, shall be determined exclusively in accordance with the laws of the State of Delaware, without regard to its provisions concerning the applicability of laws of other jurisdictions. Any suit with respect hereto will be brought in the federal or state courts in the districts which include the city and state in which the principal offices of the Company are located, and the Employee hereby agrees and submits to the personal jurisdiction and venue thereof.
          22. Headings. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

EXHIBIT A
EXERCISE FORM
Administrator of 2004 Stock Incentive Plan
c/o Office of the Corporate Secretary
AuthenTec, Inc.
709 S. Harbor City Blvd., Suite 400
Melbourne, FL 32901
Gentlemen:
          I hereby exercise the Options granted to me on __________________, ___, by AuthenTec, Inc. (the “Company”), subject to all the terms and provisions of the applicable grant agreement and of the AuthenTec, Inc. 2004 Stock Incentive Plan (the “Plan”), and notify you of my desire to purchase ______shares of Common Stock of the Company at a price of $______ per share pursuant to the exercise of said Options.
          This will confirm my understanding with respect to the shares to be issued to me by reason of this exercise of the Options (the shares to be issued pursuant hereto shall be collectively referred to hereinafter as the “Shares”) as follows:
               (a)     I am purchasing the Shares for my own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act of 1933 (the “Securities Act”), or any rule or regulation under the Securities Act.
               (b)     I understand that the Shares are being issued without registration under the Securities Act, in reliance upon one or more exemptions contained in the Securities Act, and such reliance is based in part on the above representation. I also understand that the Company is not obligated to comply with the registration requirements of the Securities Act or with the requirements for an exemption under Regulation A under the Securities Act for my benefit.
               (c)     I have had such opportunity as I deemed adequate to obtain from representatives of the Company such information as is necessary to permit me to evaluate the merits and risks of my investment in the Company.
               (d)     I have sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.
               (e)     I can afford a complete loss of the value of the Shares and am able to bear the economic risk of holding such Shares for an indefinite period.
               (f)     I understand that (i) the Shares have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act; (ii) the Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available and, therefore, they may need to be held indefinitely; and (iii) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation or current intention to register the Shares under the Securities Act. As a condition to any transfer of the Shares, I understand that the Company may require an opinion of counsel satisfactory to the Company to the effect that such transfer does not require registration under the Securities Act or any state securities law.

          (g) I understand that the certificates for the Shares to be issued to me will bear a legend substantially as follows:
The shares of stock represented by this certificate are subject to restrictions on transfer, an option to purchase and a market stand-off agreement set forth in a certain Stock Restriction Agreement between the corporation and the registered owner of this certificate (or his predecessor in interest), and no transfer of such shares may be made without compliance with that Agreement. A copy of that Agreement is available for inspection at the office of the corporation upon appropriate request and without charge.
The securities represented by this stock certificate have not been registered under the Securities Act of 1933 (the “Act”) or applicable state securities laws (the “State Acts”), and shall not be sold, pledged, hypothecated, donated, or otherwise transferred (whether or not for consideration) by the holder except upon the issuance to the corporation of a favorable opinion of its counsel and/or submission to the corporation of such other evidence as may be satisfactory to counsel for the corporation, to the effect that any such transfer shall not be in violation of the Act and the State Acts.”
Appropriate stop transfer instructions will be issued by the Company to its transfer agent.
               (h)     I am a party to a grant agreement and a stock restriction agreement with the Company, pursuant to which I have agreed to certain restrictions on the transferability of the Shares and other matters relating thereto.

Total Amount Enclosed: $

Date:

(Employee)

Received by AUTHENTEC, INC. on
_________________________, __________

By:

EXHIBIT B
VOTING TRUST AGREEMENT
          THIS AGREEMENT, dated this ___day of _________, 20___, by and between the undersigned parties to create a Voting Trust of the stock of AuthenTec, Inc., a Delaware corporation, hereinafter referred to as the “Company.”
ARTICLE I
CONSIDERATION AND PURPOSE OF TRUST
          1.01 Consideration. In consideration of their mutual promises contained within that certain Stock Option Agreement by and between AuthenTec, Inc., and the undersigned and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agrees to enter into this Voting Trust Agreement.
          1.02 Purpose of Trust. The parties enter into this Voting Trust Agreement for the purpose of concentrating the vote of the shares represented under this Agreement in the hands of the Voting Trustee and to provide a clear and definite policy of management to guide the discretion of the Voting Trustee.
ARTICLE II
PARTIES AND EFFECTIVE DATE
          2.01 Parties. The parties to this Agreement are:
          (1) ____________, owner of ____________(______) shares of common stock of the Company, hereinafter called “Shareholder” before Voting Trust Certificates are issued to him and a “Voting Trust Certificate Holder” after Voting Trust Certificates are issued to him.
          (2) F. Scott Moody or such other appointee as from time to time selected by the Board of Directors pursuant to Section 3.04 (hereinafter called the “Trustee”).
          2.02 Effective Date. This Voting Trust Agreement shall become effective when signed by Shareholder and the Trustee in accordance with Section 9.08.

ARTICLE III
TRUSTEE AND DEPOSITARY
          3.01 Number and Term of Trustee. There shall be one (1) Trustee of this trust. The first Trustee shall be F. Scott Moody and his successor(s) shall be appointed as provided in Section 3.04. The Trustee shall serve for such term of this trust in the absence of his resignation or death.
          3.02 Death of Trustee. The rights and duties of the Trustee shall terminate upon death and no interest in any of the property owned or held by the trust nor any of the rights or duties of the Trustee may be transferred by will, devise, succession, or in any manner except as provided in this Agreement.
          3.03 Resignation. The Trustee may resign by giving sixty (60) days notice of resignation to Shareholder and to the Company.
          3.04 Successor Trustee; Removal.
          (1) In the event of the death, resignation, removal, or incapacity to act of any Trustee, a successor or successors shall be appointed by the Board of Directors of the Company representing at least a majority of the Board of Directors of the Company, regardless of whether said shareholders are parties to this Agreement.
          (2) Any trustee under this Agreement may be removed by an affirmative vote of the majority of the then members of the Board of Directors of the Company.
ARTICLE IV
DEPOSITS AND TRANSFER OF SHARES — ISSUANCE AND TRANSFER OF VOTING
TRUST CERTIFICATES
          4.01 Deposit of Shares. On the execution of this Agreement, Shareholder shall deposit with the Trustee share certificates for all shares of the Company issued to Shareholder from the exercise of options pursuant to that certain Stock Option Agreement granted to Shareholder under the AuthenTec, Inc. 1998 Stock Option Plan, as amended and restated from time to time. All these share certificates shall be endorsed in blank or to the Trustee, and be accompanied by instruments of transfer reasonably requested by Trustee including but not limited to Stock Power in the form attached hereto as Attachment A, which will enable the Trustee to cause the share certificates to be transferred to the name of the Trustee.
          4.02 Transfer of Shares to Trustee. All share certificates of the Company delivered to the Trustee shall be surrendered by the Trustee to the Company in return for new share certificates to be issued in the name of the Trustee. The new share certificates shall state that they are issued pursuant to this Agreement, and in the entry of ownership of the shares by the Trustee in the stock transfer records of the Company that fact shall also be noted.

          4.03 Transfer of Shares to Successor Trustee. Despite any changes in the Trustee, the certificates for shares standing in the name of the Trustee may be endorsed and transferred by any successor Trustee with the same effect as if endorsed and transferred by the Trustee who has ceased to act. The Trustee is authorized and empowered to cause any further transfer of the shares to be made which may be necessary because of any change of persons holding the office of Trustee.
          4.04 No Sale of Shares. Notwithstanding the provisions of paragraph 4.01, the Trustee shall have no authority to sell or otherwise dispose of or encumber any of the stock deposited pursuant to the provisions of this Agreement.
          4.05 Voting Trust Certificate. On receipt by the Trustee of the share certificates and transfer of them into the name of the Trustee, the Trustee shall hold the share certificates subject to the terms of this Agreement, and the Trustee shall issue and deliver to Shareholder a Voting Trust Certificate, in substantially the form of Attachment “A,” attached hereto.
          4.06 Transfer of Voting Trust Certificates. The Voting Trust Certificate shall not be transferable by Shareholder except upon the issuance to the Company of a favorable opinion of counsel for Shareholder in the form acceptable to Company or the submission to the Company of such other evidence as may be satisfactory to Company and its counsel, in either case to the effect that any such transfer shall not be in violation of the Securities Act of 1933, as amended, and applicable state securities laws.
          Further, transfer of the Voting Trust Certificates and the rights evidenced thereby shall be subject to all the transfer restrictions set forth in that certain Employee Option Agreement related to the shares subject to this Voting Trust Agreement by and between undersigned and Company including but not limited those set forth in Sections 6 and 7. The terms of such Employee Option Agreement are hereby incorporated by this reference.
          All transfers shall be recorded in the Certificate Book and any transfer made of any Voting Trust Certificate shall vest in the transferee all rights of the transferor and shall subject the transferee to the same limitations as those imposed on the transferor by the terms of the Voting Trust Certificate and this Agreement. The Trustee shall deliver the Voting Trust Certificate to the transferee for the number of shares represented by the Voting Trust Certificate so transferred.
          4.07 Proof of Ownership. The Trustee shall not be required to recognize any transfer of a Voting Trust Certificate not made in accordance with the provisions of this Agreement unless the persons claiming ownership shall have produced indicia of title satisfactory to the Trustee, and shall have deposited with the Trustee indemnity satisfactory to him.
          4.08 Holder of Certificate as Owner. The Trustee may treat the Voting Trust Certificate Holders as the absolute owners and holders of the Voting Trust Certificates and as having all the rights and interests represented by them for all purposes, and the Trustee shall not be bound or affected by any notice to the contrary.
          4.09 Replacement of Certificates. If a Voting Trust Certificate shall become mutilated or be destroyed, stolen or lost, the Trustee, in his discretion, may issue a new Voting Trust Certificate of like tenor and denomination in exchange and substitution for and on cancellation of the mutilated Voting Trust Certificate, or in substitution for the Certificate so destroyed, stolen, or lost. The applicant for a substituted Voting Trust Certificate shall furnish to the Trustee evidence of the destruction, theft, or loss of the Certificate satisfactory to him in his discretion. The applicant shall also furnish indemnity satisfactory to the Trustee and to his agent.
ARTICLE V
VOTING AND ACTION BY TRUSTEE
          5.01 Voting of Shares. While the Trustee holds shares transferred pursuant to the provisions of this Agreement, he shall possess, subject to this Agreement, the right to exercise in person, or by his nominees, agents, attorneys-in-fact, or proxies, all rights and powers of absolute owners for the purposes of this Agreement and to vote or assent the Shares with respect thereto and to take part in and consent to any shareholders’ action in proportion to the vote of all other shares on any matter brought before the stockholders for a vote. In the event the Trustee receives dividends and distributions, said dividends and distributions shall be made in accordance with Article VI, hereof.
          No other person shall have any voting rights in respect to the Shares so long as this Agreement is in effect.
          5.02 Any Trustee, its employees or agents and any firm or corporation of which it may be a member, agent, or employee and any corporation, trust, or association of which it may be a trustee, stockholder, director, officer, agent, or employee may contract with or be or become interested in a pecuniary manner, directly or indirectly, in any matter or transaction to which the Company or any subsidiary or controlled or affiliated corporation may be a party or in which it may be concerned, as fully and freely as though the Trustee were not a Trustee hereunder. The Trustee, his employees, or agents may act as directors or officers of the Company or of any subsidiary or controlled or affiliated corporation.
          5.03 Compensation of Trustee. The Trustee shall serve without compensation.
          5.04 Expenses. The Trustee is expressly authorized to incur and pay those reasonable charges and expenses that he may deem necessary and proper for administering this Agreement and loan documents. The Company shall reimburse and indemnify the Trustee for all expenses incurred by him in connection with the discharge of his duties under this Agreement.
          5.05 Trustee’s Liability. The Trustee shall be free from liability in acting upon any paper, document, or signature reasonably believed by him to be genuine and to have been signed by the proper party. The Trustee shall not be liable for any error of judgment in good faith and with due diligence, nor for any act done or omitted, nor for any mistake of fact or law, nor for anything which he may do or refrain from doing in good faith with due diligence, except that the Trustee shall be liable for his own neglect or malfeasance.

ARTICLE VI
DIVIDEND, DISTRIBUTION, SUBSCRIPTION RIGHTS OF CERTIFICATE HOLDERS
          6.01 Cash Dividends. Each Voting Trust Certificate Holder shall be entitled to receive from time to time payments equal to the amount of cash distributions and/or dividends, if any, collected or received by the Trustee on the shares in regard to which Voting Trust Certificates were issued, less the deductions provided for in paragraph 6.04. These payments shall be made, as soon as practicable after the receipt of the distributions/dividends, to the Voting Trust Certificate Holders at the close of business on the record date determined pursuant to the provisions of paragraph 6.05.
          6.02 Distributions on Liquidation. In the event of the dissolution or total or partial liquidation of the Company, the Trustee shall receive the moneys, securities, rights, or property to which Shareholders of the Company are entitled, and shall distribute it among the Voting Trust Certificate Holders in proportion to their interests, as shown by the books of the Trustee. The Trustee may withhold therefrom the deductions provided for in paragraph 6.04.
          6.03 Other Distributions to Shareholders. If at any time during the continuation of this Agreement the Trustee shall receive or collect any moneys through a distribution by the Company to its Shareholders, other than in payment of cash distributions/dividends, or shall receive any property (other than shares of stock of the Company) through a distribution by the Company to its Shareholders, the Trustee shall distribute it to the Voting Trust Certificate Holders registered as such at the close of business on the record date determined pursuant to the provisions of paragraph 6.05. The Trustee may withhold therefrom the deductions provided for in Paragraph 6.04.
          6.04 Deductions for Distributions. There shall be deducted and withheld from every distribution of every kind under this Agreement any taxes, assessments, or other charges that may be required by law to be deducted or withheld, as well as expenses and charges incurred pursuant to paragraph 5.06, to the extent that the expenses and charges are not reimbursed or remain unpaid.
          6.05 Record Date for Distributions. The Trustee may, if he deems it advisable, fix a date not exceeding twenty (20) days preceding any date for the payment or distribution of dividends or for the distribution of assets or rights as a record date for the determination of the Voting Trust Certificate Holders entitled to receive the payment or distribution, and the Voting Trust Certificate Holders of record on that date shall be exclusively entitled to participate in the payments or distributions. If the Trustee fails to fix a record date, the date three (3) days prior to the date of payment or distribution of dividends or the distribution of assets or rights shall constitute the record date for the determination of the Voting Trust Certificate Holders entitled to receive the payment or distribution.
          6.06 Subscription Rights. If any securities of the Company shall be offered for subscription to the Voting Trust Certificate Holders, the Trustee, promptly on receipt of notice of the offer, shall mail a copy of the notice to the Voting Trust Certificate Holder of record. On receipt by the Trustee, at least thirty (30) days prior to the last date fixed by the Company for subscription, of a request from the Voting Trust Certificate Holder to be subscribed in his behalf, accompanied by the sum of money required to be paid for the securities, the Trustee shall make the subscription and payment on behalf of the Voting Trust Certificate Holder. On receiving from the Company the certificate for the securities subscribed for, the Trustee shall issue to the Voting Trust Certificate Holder a Voting Trust Certificate; if they are securities other than shares, then the Trustee shall deliver the same to the Voting Trust Certificate Holder.
ARTICLE VII
BOOKS AND RECORDS
          7.01 Record of Shares. It shall be the duty of the Trustee to maintain a record of all share certificates of the Company transferred to the Trustee, indicating the name in which the stock was held, the date of issuance of the stock, the class and series of the stock, the number of shares, and the number of the certificates representing those shares. The Trustee shall also maintain a record of the date on which any share certificates were received by him, the date on which they were delivered to the corporation for transfer to the Trustee and shall obtain a receipt for any certificates so delivered. The Trustee shall receive and hold the new share certificates issued by the corporation in the name of the Trustee and shall maintain a record indicating the date of issuance of the certificates, the date of receipt of the certificates, and the place in which the certificates are held by him.
          7.02 Record of Trust Certificates. The Trustee shall maintain a record showing the names and addresses of the Voting Trust Certificate Holders. The record shall show the number of Certificates held by each person. The record shall show the dates on which the Voting Trust Certificates were issued, cancelled, transferred, or replaced. The record shall be known as the Certificate Record Book and shall be open to inspection by any of the parties to this Agreement or their successors at any reasonable time. The record shall show any subsequent transfer, assignment, pledge, attachment, execution, and any other matter affecting the title to the Voting Trust Certificates which comes to the attention of the Trustee. Any documents purporting to affect the title of the Voting Trust Certificates shall also be kept in the Certificate Record Book, together with a sample copy of the Voting Trust Certificate.
          7.03 Other Records. The Trustee shall maintain such other books and records and shall perform the duties required of him to be performed elsewhere in this Agreement.
          7.04 Inspection of Records. The parties to this Agreement shall deposit a counterpart of this Agreement with the Company at its principal office and the Agreement shall be subject to the same right of examination by a Shareholder of the Company, in person or by agent or attorney, as are the books and records of the Company, and shall be subject to examination by any holder of a beneficial interest in the voting trust, either in person or by agent or attorney, at any reasonable time for any proper purpose.
ARTICLE VIII
TERM OF TRUST
          8.01 Irrevocability of Trust. The Trust created by this Agreement is expressly declared to be irrevocable, except as otherwise provided in this Agreement.

          8.02 Termination. This Agreement shall automatically terminate upon the earlier of the following:
          (1) The liquidation of the Company; or
          (2) Ten (10) years after the date hereof; or
          (3) Upon the closing of a firm commitment underwritten public offering of shares of the Company’s common stock described in Section II of the Certificate of Incorporation of the Company.
          8.03 Return of Share Certificates After Termination. Within thirty (30) days after the termination of this Agreement, the Trustee shall transfer to the Voting Trust Certificate Holders share certificates representing the number of shares in respect of which the Voting Trust Certificates were issued on the surrender of the Voting Trust Certificates properly endorsed and on payment by the persons entitled to receive the share certificates of a sum sufficient to cover any governmental charges on the transfer or delivery of the share certificates.
          8.04 Final Accounting. Within ninety (90) days after termination of this Trust, the Trustee shall render a final accounting to the Voting Trust Certificate Holders and to the Company and shall distribute any funds or other assets held by him to the parties entitled thereto.
ARTICLE IX
MISCELLANEOUS
          9.01 Place of Performance. This Agreement is made, executed, and entered into at Melbourne, Florida, and it is mutually agreed that the performance of all parts of this contract shall be made at Melbourne, Florida.
          9.02 Governing Law. This Agreement is intended by the parties to be governed and construed in accordance with the laws of the State of Delaware and venue is agreed to be in Brevard County, Florida.
          9.03 Severability of Provisions. This Agreement shall not be severable or divisible in any way but it is specifically agreed that, if any provision should be held invalid, the invalidity shall not affect the validity of the remainder of the Agreement.
          9.04 Notice to Trustee . Any notice to be given to the Trustee under this Agreement shall be sufficiently given if mailed to the Trustee at P.O Box 2719, Melbourne, Florida 32902, or at such other address as the Trustee may from time to time designate by written notice given to the Voting Trust Certificate Holders.
          9.05 Notice to Voting Trust Certificate Holders. Any notice to be given to a Voting Trust Certificate Holder shall be sufficiently given if delivered personally, or mailed by certified mail, return receipt requested, to him at the address of the Voting Trust Certificate Holder appearing on the Certificate Book to be maintained by the Trustee. Every notice given pursuant hereto shall be effective whether or not received and shall be deemed as given on the date of mailing thereof.
          9.06 Meetings of Voting Trust Certificate Holders. The Trustee may call a meeting of the Voting Trust Certificate Holders at any time by providing written notice fourteen (14) days prior to such meeting. The notice shall contain a statement of the matters to be discussed at the meeting.
          9.07 Execution of Counterparts. This Agreement shall be prepared in multiple copies and forwarded to each of the parties for execution. This Agreement shall become effective at the time provided in paragraph 2.02. All of the signatures may be affixed to one copy or to separate copies, and when all copies are received and signed by all the parties, they shall constitute one Agreement which is not otherwise separable or divisible.
          9.08 Amendment of Agreement. If at any time the Trustee deems it advisable to amend this Agreement, he shall submit the amendment to the Voting Trust Certificate Holders of the then outstanding Voting Trust Certificates for their approval at a special meeting of Voting Trust Certificate Holders which shall be called for that purpose. Notice of the time and place of the meeting shall be given in the manner provided in paragraph 9.07, and shall contain a copy of the proposed amendment. If at the meeting or any adjournment thereof the proposed amendment shall be approved by the affirmative vote of the majority of the Voting Trust Certificate Holders, the proposed amendment so approved shall become a part of this Agreement as if originally incorporated herein.
          9.09 Advice of Counsel. Each of the parties agrees and represents that he has been represented by his own counsel with regard to the execution of this Agreement or that, if acting without counsel, he has had adequate opportunity and has been encouraged to take the advice of his own counsel prior to the execution of this Agreement.
          9.10 Share Certificates. Each certificate representing shares held by any of the parties to this Agreement shall contain a statement that the shares represented by the certificate are subject to the provisions of a Voting Agreement.
          Execution. Executed on ___, 200___, at ___, Florida.

Trustee:

F. Scott Moody, Trustee

(Name)

(SS#)
Witnesses:

Attachment A
          THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED PURSUANT TO AN INVESTMENT REPRESENTATION ON THE PART OF THE VOTING TRUST CERTIFICATE HOLDER HEREOF AND SHALL NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED, OR OTHERWISE TRANSFERRED, WHETHER OR NOT FOR CONSIDERATION, BY THE VOTING TRUST CERTIFICATE HOLDER EXCEPT UPON THE ISSUANCE TO THE COMPANY OF A FAVORABLE OPINION OF ITS COUNSEL OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO SUCH COUNSEL, IN EITHER CASE TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS.
VOTING TRUST CERTIFICATE
          THIS IS TO CERTIFY that the undersigned Trustee has received a Certificate or Certificates issued in the name of __________________________, evidencing the ownership of ___ (___) shares of common stock of AuthenTec, Inc. (“Company”), a Delaware corporation, and that the shares are held subject to all the terms and conditions of that Agreement, dated ___, 200___, by and between F. SCOTT MOODY, as Trustee, and certain Shareholders of AuthenTec, Inc. During the term of the Voting Trust, the Trustee shall possess and be entitled to exercise the absolute right to vote and otherwise represent the shares of the Shareholders of the Company pursuant and subject to the terms and conditions of the Voting Trust Agreement. It is expressly understood and agreed that no voting rights shall pass to the holder by virtue of the ownership of this Trust Certificate. Upon the termination of the Trust, this Certificate shall be surrendered to the Trustee by the holder upon delivery to that holder of a stock certificate representing a like number of shares.
          IN WITNESS WHEREOF, the undersigned Trustee have executed this Certificate on ____________________, 20___.

F. Scott Moody, Trustee